EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                  Percent           Jurisdiction
                                                  Percent           of
NAME                                              of Ownership      Organization
--------------------------------------------------------------------------------

DIRECT SUBSIDIARY:

     Penn Security Bank and Trust Company                           Commonwealth
     North Washington Avenue and Spruce Street       100%           of
     Scranton, Pa, 18503                                            Pennsylvania


INDIRECT SUBSIDIARY:

     Penseco Realty Inc.                                            Commonwealth
     150 North Washington Avenue                     100%           of
     Scranton, Pa, 18503                                            Pennsylvania














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